                                  U.S. $[     ]

                         ME PORTFOLIO MANAGEMENT LIMITED

                             SMHL GLOBAL FUND NO. 8

         U.S. $[         ] Class A1 Mortgage Backed Floating Rate Notes,

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                             September [_], 2005

Deutsche Bank Securities Inc.
  As Representative of the Several Underwriters,
    60 Wall Street
    New York, New York 10005

Dear Sirs:

1. Introductory. Perpetual Trustees Australia Limited (ABN 86 000 431 827), a
corporation duly incorporated and existing under the Corporations Act 2001 (Cth)
of the Commonwealth of Australia ("PTAL"), in its capacity as trustee of the
SMHL Global Fund No. 8 (the "FUND", and PTAL in that capacity being the "ISSUER
TRUSTEE" acting at the direction of ME Portfolio Management Limited (ABN 79 005
964 134), as manager of the Fund (the "MANAGER") proposes to sell to the several
Underwriters listed in Schedule I hereto (the "UNDERWRITERS"), for whom Deutsche
Bank Securities Inc. ("DBSI") is acting as representative (the
"REPRESENTATIVE"), U.S.$[      ] principal amount of Class A1 Mortgage Backed
Floating Rate Notes (the "CLASS A1 NOTES") issued by the Issuer Trustee. Each
Note will be secured by the assets of the Fund. The Issuer Trustee also proposes
to issue (euro)[      ] principal amount of Class A2 Mortgage Backed Floating
Rate Notes (the "CLASS A2 NOTES" and, together with the Class A1 Notes, the
"CLASS A Notes") and A$[      ] principal amount of Class B Mortgage Backed
Floating Rate Notes (the "CLASS B NOTES" and, together with the Class A Notes, the "NOTES") which are not being sold to the Underwriters pursuant to this
Agreement. The assets of the Fund include, among other things, a pool of variable and fixed rate residential housing loans (the "HOUSING LOANS")
initially originated by Members Equity Bank Pty Limited (formerly known as
Members Equity Pty Limited) (ABN 56 070 887 679) ("MEMBERS EQUITY") for
Superannuation Members Home Loans Origination Fund No. 3 (the "ORIGINATION
FUND"), including all monies at any time paid or payable thereon or in respect thereof, after the close of business August 30, 2005 (the "CUT-OFF DATE"), with respect to payments of principal and after the Closing Date (as defined herein)
with respect to payments of interest, rights under certain mortgage insurance policies with respect to the Housing Loans, rights under the Mortgages with respect to the Housing Loans, the amounts on deposit in the Collection Account, amounts available under the Payment Funding Facility, the Redraw Funding
Facility, the Top-up Funding Facility and the rights of the Issuer Trustee under the Basic Documents (other than rights it holds personally). The Fund will be established pursuant to the Master Trust Deed between the Manager and the Issuer
Trustee,

dated July 4, 1994 as amended and restated (the "MASTER TRUST DEED") and a
Notice of Creation of a Securitisation Fund between the Manager and Issuer
Trustee, dated July 27, 2005 (the "NOTICE OF CREATION") which sets forth specific provisions regarding the Fund. A Supplementary Bond Terms Notice Class
A Notes and Class B Notes, to be dated on or about [      ], 2005 (the
"SUPPLEMENTARY BOND TERMS NOTICE CLASS A NOTES AND CLASS B NOTES") between the
Issuer Trustee, the Security Trustee, the Note Trustee and the Manager, which sets forth the terms and conditions of the Notes. The Note Trust Deed, to be
dated on or about [      ], 2005 (the "NOTE TRUST DEED") by and among the Issuer
Trustee, the Manager, AIB/BNY Fund Management (Ireland) Limited (the "IRISH
PAYING AGENT"), the Security Trustee and The Bank of New York (the "NOTE
TRUSTEE") provides for the issuance and registration of the Class A Notes in accordance with the terms and conditions attached thereto. Members Equity will act as mortgage manager (the "MORTGAGE MANAGER") of the Housing Loans. The
Manager and Members Equity are each a "MEMBERS EQUITY PARTY" and collectively are referred to herein as the "MEMBERS EQUITY PARTIES."

     The Manager has prepared and filed with the Securities and Exchange
Commission (the "COMMISSION") in accordance with the provisions of the
Securities Act of 1933, as amended, and the rules and regulations of the
Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement, including a prospectus, relating to the Class A1 Notes. The United
States Securities Exchange Act of 1934, as amended, is herein referred to as the
"Exchange Act".

     When used in this Agreement, "BASIC DOCUMENTS" shall mean each of the
Master Trust Deed, the Supplementary Bond Terms Notice Class A Notes and Class B
Notes, the Mortgage Origination and Management Agreement, the Notes, the
Security Trust Deed, the Note Trust Deed, the Fixed-Floating Rate Swap, the
Currency Swaps, the Redraw Funding Facility, the Top-Up Funding Facility, the
Payment Funding Facility, the Supplementary Bond Terms Notice - Liquidity Notes
and the Notice of Creation of a Securitisation Fund. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Prospectus (as defined hereinafter).

     In this Agreement, a reference to the Issuer Trustee is a reference to the
Issuer Trustee in its capacity as trustee of the Fund only, and in no other capacity. Any reference to the assets, business, property or undertaking of the
Issuer Trustee is a reference to the Issuer Trustee in that capacity only.

     The Members Equity Parties and the Issuer Trustee hereby agree with the several Underwriters named on Schedule I as follows:

2.   Representations and Warranties of the Issuer Trustee and the Members Equity
     Parties.

I.   The Issuer Trustee represents and warrants to each Underwriter that:

     (a) Since the respective dates as of which information is provided in the
     Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in or affecting the general affairs, business prospects, management or results of operations, condition
     (financial or otherwise) of PTAL or the Fund, except as disclosed in the
     Prospectus, which is material in the context of performing the Issuer

     Trustee obligations and duties under the Class A1 Notes and each Basic
     Document to which it is or is to be a party.

     (b) PTAL is a corporation duly incorporated and validly existing under the
     Corporations Act 2001 (Cth) of the Commonwealth of Australia with the power and authority (corporate and otherwise) to conduct its business as described in the Prospectus, to issue the Class A1 Notes and to enter into and perform the Issuer Trustee's obligations under this Agreement and the
     Basic Documents and PTAL has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents.

     (c) This Agreement has been duly authorized, executed and delivered by
     PTAL.

     (d) The Class A1 Notes have been duly authorized by PTAL, and, when issued the Class A1 Notes will have been delivered and paid for pursuant to this
     Agreement (and duly authenticated by the Principal Paying Agent), they will constitute valid and binding obligations of the Issuer Trustee, entitled to the benefits provided by the Note Trust Deed and the Security Trust Deed, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

     (e) The execution, delivery and performance by PTAL of each of the Basic
     Documents to which it either is a party or is to be a party and this
     Agreement has been duly authorized by PTAL, and, when executed and delivered by it and each of the other parties thereto, each of the Basic
     Documents to which it is a party and this Agreement will constitute a legal, valid and binding obligation of the Issuer Trustee, enforceable against it in accordance with their terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

     (f) PTAL is not, nor with the giving of notice or lapse of time or both will be, in violation of or in default under: (i) its constitution or (ii)
     any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer Trustee is either a party or by which the
     Issuer Trustee or any of the Issuer Trustee's properties is bound, except in the case of sub-clause (ii) above for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the issue and sale of the Class A1 Notes and the performance by the Issuer
     Trustee of all of the provisions of its obligations under the Class A1
     Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which the Issuer
     Trustee is bound or to which any

     of the Issuer Trustee's property or assets is subject, (B) result in any violation of the provisions of PTAL's constitution, (C) result in any violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the
     Issuer Trustee or any of the Issuer Trustee's properties or (D) result in the creation or imposition of any lien or encumbrance upon any of the
     Issuer Trustee's property pursuant to the terms of any indenture, mortgage, contract or other instrument other than pursuant to the Basic Documents, which, in the case of clauses (A), (C) and (D) above, would have a material adverse effect on the transactions contemplated herein or in the Basic
     Documents; and, to the knowledge of the Issuer Trustee no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body in Australia is required for the issue and sale of the Class A1 Notes or the consummation by the Issuer Trustee of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or
     "Blue Sky" laws in connection with the purchase and distribution of the
     Class A1 Notes by the Underwriters and the registration of the charge created by the Security Trust Deed with the Australian Securities and
     Investments Commission.

     (g) Except as disclosed in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Issuer Trustee, threatened against or affecting the
     Issuer Trustee or the Fund, or to which the Issuer Trustee is or may be a party or to which the Issuer Trustee or any property of the Fund is or may be the subject: (i) asserting the invalidity of this Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Class A1
     Notes or the consummation of any of the transactions contemplated by this
     Agreement or any of the Basic Documents by the Issuer Trustee, (iii) that could materially adversely affect the U.S. or Australian Federal or state income, excise, franchise or similar tax attributes of the Class A1 Notes,
     (iv) that could materially and adversely affect the Issuer Trustee's performance of its obligations under, or the validity or enforceability against the Issuer Trustee of, this Agreement or any of the Basic Documents or (v) which could individually or in the aggregate have a material adverse effect on the interests of any of the holders of any of the Class A1 Notes.

     (h) The representations and warranties of the Issuer Trustee contained in the Basic Documents are true and correct in all material respects.

     (i) The Issuer Trustee has not done or omitted to do anything that might reduce, limit or otherwise adversely affect the right of the Issuer Trustee to be indemnified from the assets of the Fund under clause 26 of the Master
     Trust Deed.

     (j) PTAL has not taken any corporate action and (to its knowledge and belief having made reasonable inquiry and investigation) no legal proceedings have been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its personal assets.

     (k) Subject to compliance with Section 128F of the Income Tax Assessment
     Act (1936) (the "TAX ACT") and compliance by the Underwriters with Section
     10(b) hereto, no ad valorem stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with (i) the authorization, execution, delivery or performance of this Agreement, any of the Basic Documents to which the Issuer Trustee is or is to be a party, or (ii) the authorization, execution, issuance, sale or delivery of the Notes, or (iii) the sale and delivery of the Notes by the Underwriters contemplated by this Agreement.

     (l) The Class A1 Notes and the obligations of the Issuer Trustee under the
     Note Trust Deed will be secured (pursuant to the Security Trust Deed) by a first floating charge over the assets of the Fund, subject to the Prior
     Interest (as defined in the Security Trust Deed).

     (m) No event has occurred nor circumstances arisen which, had the Class A1
     Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement)
     obligate it to retire as Issuer Trustee or constitute a Trustee's Default
     (as defined in the Master Trust Deed).

II. The Members Equity Parties, jointly and severally, represent and warrant to each Underwriter and the Issuer Trustee that:

     (a) Except as described in the Prospectus, since the respective dates as of which information is given in the Registration Statement and the
     Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting (i) the general affairs, business, management, financial position, properties, stockholders' equity or results of operations of any
     Members Equity Party, (ii) their general affairs, business, condition
     (financial or otherwise) taken as a whole, or (iii) the assets of the Fund.

     (b) Each Members Equity Party is a corporation duly incorporated and validly existing under the Corporations Act 2001 (Cth) of the Commonwealth of Australia; each Members Equity Party has the power and authority
     (corporate and otherwise) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Basic Documents to which it is a party and carry out the transactions contemplated by this Agreement and such Basic
     Documents; each Members Equity Party has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or licensing, other than where the failure to be so qualified or licensed or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents.

     (c) This Agreement has been duly authorized, executed and delivered by each of the Members Equity Parties.

     (d) The Basic Documents to which any Members Equity Party is or is to be a party have been duly authorized by the applicable Members Equity Party, and, upon effectiveness of the Registration Statement, the Note Trust Deed
     will have been duly qualified under the Trust Indenture Act and, when executed and delivered by each Members Equity Party which is a party thereto and each of the other parties thereto, each of the Basic Documents to which any Members Equity Party is a party and this Agreement will constitute a legal, valid and binding obligation of each such Members
     Equity Party, enforceable against each such Members Equity Party in accordance with their terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors'
     rights generally and to general equitable principles; and the Class A1
     Notes and the Basic Documents each will conform to the descriptions thereof in the Prospectus.

     (e) Neither Members Equity Party is, nor with the giving of notice, or lapse of time or both would be, in violation of or in default under, (i)
     its constitution or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except in the case of sub-clause (ii) above for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the issue and sale of the
     Class A1 Notes and the performance by each Members Equity Party of all of the provisions of its obligations under the Class A1 Notes, the Basic
     Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either Members Equity Party is a party or by which either Members Equity Party is bound or to which any of the property or assets of either Members Equity Party is subject, (B) result in any violation of the provisions of the constitution of either Members Equity
     Party, (C) result in any violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either Members Equity Party, or any of its properties, or (D) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract, or other instrument other than pursuant to the Basic Documents, which, in the case of clauses (A), (C) and (D) above, would have a material adverse effect on the transactions contemplated herein or in the Basic Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Class
     A1 Notes or the consummation by either Members Equity Party of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust
     Indenture Act and as may be required under state securities or "Blue Sky"
     laws in connection with the purchase and distribution of the Class A1 Notes by the Underwriters and the registration of the charge created by the
     Security Trust Deed with the Australian Securities and Investments
     Commission.

     (f) Except as disclosed in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of either Members Equity Party, threatened against or affecting either Members Equity Party or its properties, the Issuer Trustee in its capacity as trustee of the Fund or the Fund's assets or, to which either Members Equity Party or the Issuer Trustee in its capacity as trustee of the Fund is a party or to which either Members Equity Party, the
     Issuer Trustee in its capacity as trustee of the Fund or any property of either Members Equity Party or the Issuer Trustee in its capacity as trustee of the Fund is the subject: (i) asserting the invalidity of this
     Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Class A1 Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents,
     (iii) that could materially adversely affect the U.S. or Australian Federal or state income, excise, franchise or similar tax attributes of the Class
     A1 Notes, (iv) that could materially and adversely affect either Members
     Equity Party's performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (v)
     which could individually or in the aggregate have a material adverse effect on the interests of any of the holders of any of the Class A1 Notes or the marketability of the Class A1 Notes.

     (g) There are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement, or required to be described in the Registration Statement or the Prospectus, which have not been filed or described as required.

     (h) The representations and warranties of each Members Equity Party contained in the Basic Documents (other than the representations and warranties regarding the Housing Loans made by the Mortgage Manager in the
     Mortgage Origination and Management Agreement) are true and correct in all material respects as of the date when made.

     (i) Ernst & Young are independent public accountants with respect to each
     Members Equity Party within the meaning of the standards established by the
     American Institute of Certified Public Accountants.

     (j) Each Members Equity Party owns, possesses or has obtained all authorizations, licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities
     (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to perform its obligations under this Agreement and the Basic Documents, and neither Members Equity Party has received any actual notice of any proceeding relating to revocation or modification of any such authorization, license, permit, certificate, consent, order, approval or other authorization; and each Members Equity Party is in compliance with all laws and regulations necessary for the performance of its obligations under this Agreement and the Basic Documents.

     (k) Neither Members Equity Party has taken any corporate action nor (to the best of its knowledge and belief having made reasonable inquiry and investigation) have other steps

     been taken nor legal proceedings been started or threatened against either
     Members Equity Party for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets.

     (l) Since [      ], 2005 there has been no material adverse change or any
     development involving a prospective material adverse change in the condition (financial or otherwise) of either of the Members Equity Parties.

     (m) Neither the Fund nor either of the Members Equity Parties is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 3 of the United States Investment Company Act of 1940, as amended (the
     "INVESTMENT COMPANY ACT"); and neither the Fund nor either of the Members
     Equity Parties is and, after giving effect to the offering and sale of the
     Class A1 Notes and the application of the proceeds thereof as described in the Prospectus, neither will be an "investment company" as defined in the
     Investment Company Act.

III. The Manager represents and warrants to each Underwriter and the Issuer
     Trustee that:

     (a) The Manager has filed a registration statement on Form S-11 (No.
     333-127004), including a form of preliminary prospectus, for registration of the Class A1 Notes under the Securities Act and has filed such amendments thereto and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement in the form in which it first became effective and as amended or supplemented thereafter (if applicable) and the prospectus constituting a part thereof (including all information deemed to be a part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the Securities Act) as amended or supplemented thereafter (if applicable) under the Securities Act are herein referred to as the
     "REGISTRATION STATEMENT" and the "PROSPECTUS", respectively, except that if any revised prospectus shall be provided to you for use in connection with the offering of the Class A1 Notes which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act), the term "PROSPECTUS" shall refer to such revised prospectus from and after the time it is first provided to you for such use.

     (b) The Registration Statement has been declared effective under the
     Securities Act by the Commission. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the
     Manager, threatened by the Commission. The Registration Statement and
     Prospectus (as amended or supplemented if the Manager shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and the Trust Indenture Act of
     1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "TRUST INDENTURE ACT") and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the
     Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of
     Eligibility and Qualification (Form T-1) of the Note Trustee under the
     Trust Indenture Act, and (ii) statements in or omissions from the
     Registration Statement or the Prospectus based upon written information furnished to the Manager by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

     (c) To the knowledge of the Manager, no event has occurred which would entitle either Members Equity Party to direct the Issuer Trustee to retire as trustee of the Fund under clause 18 of the Master Trust Deed.

     (d) No event has occurred or circumstances arisen which, had the Class A1
     Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement)
     constitute a Manager's Default (as defined in the Prospectus).

     (e) As of the Closing Date, the Issuer Trustee holds each related Housing
     Loan as trustee of the Fund.

     (f) Subject to Section 128F of the Tax Act applying to exempt interest payable on the Class A1 Notes from Australia withholding tax, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with the authorization, execution or delivery of the agreements to which it is to be a party or with the authorization, execution, issue, sale or delivery of the Class A1 Notes and the performance by each Members Equity Party of the Basic Documents to which it is or is to be a party and the Class A1 Notes.

3. Purchase, Sale and Delivery of Class A1 Notes. On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions herein set forth, the Issuer Trustee, at the direction of the Manager, agrees to sell the Class A1 Notes to the Underwriters, and the
Underwriters agree, severally and not jointly, to purchase from the Issuer
Trustee at a purchase price of [ ]% of the principal amount of the Class A1
Notes (which aggregate amounts shall be net of the commissions payable to the
Underwriters) the principal amount of the Class A1 Notes set forth opposite the respective names of the Underwriters in Schedule I hereto. In addition, the
Underwriters shall severally and not jointly be responsible for certain out-of-pocket expenses incurred by the Members Equity Parties in connection with the

offering of the Class A1 Notes, as shall be agreed to separately by the
Underwriters and the Members Equity Parties (and such expenses may include a portion of the related attorneys fees incurred by the Members Equity Parties).

     The Issuer Trustee will deliver against payment of the purchase price the
Class A1 Notes in the form of one or more permanent Global Notes in definitive form (the "GLOBAL NOTES") deposited with the Note Trustee as custodian for The
Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Notes will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Class A1 Notes shall be made by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of
Societe Generale Australia Branch (the "U.S.$ CURRENCY SWAP PROVIDER") at the
office of Mayer, Brown, Rowe & Maw LLP, [1675 Broadway, New York, New York
10019] not later than 10:00 A.M., New York City time, on [ ], 2005 or at such other time not later than seven full business days thereafter as DBSI and the
Manager determine, such time being herein referred to as the "CLOSING DATE,"
against delivery to the Note Trustee as custodian for DTC of the Global Notes representing all of the Class A1 Notes. The Global Notes will be made available for inspection at the above office at least 24 hours prior to the Closing Date.

4. Offering by Underwriters. The Manager and the Issuer Trustee understand that the several Underwriters propose to offer the Class A1 Notes for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Issuer Trustee and the Members Equity Parties.

I. The Members Equity Parties, jointly and severally, covenant and agree with the several Underwriters as follows:

     (a) The Manager will file with the Commission pursuant to and in accordance with Rule 430A and subparagraph (4) of Rule 424(b) copies of an amended
     Prospectus containing all of the information omitted from the Prospectus in reliance upon Rule 430A at the time the Registration Statement became effective. The Manager will advise the Representative promptly of any such filing pursuant to Rule 424(b).

     (b) The Manager will advise the Representative promptly of any proposal to amend or supplement the Registration Statement as filed or the related
     Prospectus and subject to Section 5(I)(c), will not effect such amendment or supplementation without the Representative's consent (which consent will not be unreasonably withheld); and the Manager will also advise the
     Representative promptly of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

     (c) If, at any time when a prospectus relating to the Class A1 Notes is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, the Manager becomes aware of the occurrence of any event as a result of which the

                                       10

     Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Manager will promptly notify the Representative of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative's consent to, nor the
     Underwriters' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
     Section 6.

     (d) As soon as practicable, the Manager will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Securities Act.

     (e) The Manager will furnish to the Representative copies of each
     Registration Statement (three (3) of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Class A1 Notes is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such reasonable quantities as the Representative requests. The
     Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the effective time of the Registration Statement. All other documents shall be so furnished as soon as available. The Manager will pay the expenses of printing and distributing to the Underwriters all such documents.

     (f) Prior to the Closing Date, the Manager will use its best efforts to arrange for the qualification of the Class A1 Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representative designates and will use its best efforts to continue such qualifications in effect so long as required for the distribution, provided that the Manager will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such State.

     (g) So long as the Class A1 Notes are outstanding, the Manager will, upon request, furnish to the Representative (i) copies of each certificate, the annual statements of compliance and the annual independent certified public accountant's audit report on the financial statements furnished to the
     Issuer Trustee or the Note Trustee pursuant to the Basic Documents by first class mail as soon as practicable after such statements and reports are furnished to the Issuer Trustee or the Note Trustee, (ii) copies of each amendment to any of the Basic Documents, (iii) copies of all reports or other communications (financial or other) furnished to holders of the Class
     A1 Notes, and copies of any reports and financial statements, if any, furnished to or filed with the Commission or any governmental or regulatory authority or any national securities exchange, and (iv) from time to time such other information concerning the Fund or the Manager as the
     Representative may reasonably request.

                                       11

     (h) So long as the Class A1 Notes are outstanding, the Manager will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

     (i) To the extent, if any, that the ratings provided with respect to the
     Class A1 Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Manager, the Manager shall use its best efforts to furnish such documents and take any other such action.

     (j) The Manager will assist the Representative in making arrangements with
     DTC, Euroclear and Clearstream, Luxembourg concerning the issue of the
     Class A1 Notes and related matters.

     (k) The Manager will not take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A1 Notes not being assigned the ratings referred to in Section 6(o) below.

     (l) Each Members Equity Party, jointly and severally, will pay all expenses
     (together with value added tax where applicable) incidental to the performance of the Members Equity Parties' obligations under this
     Agreement, for any filing fees and other expenses (including fees and disbursements of underwriters' counsel and issuers' counsel) incurred in connection with qualification of the Class A1 Notes for sale under the laws of such jurisdictions as the Representative designates and the printing of memoranda relating thereto, for any fees charged by the independent accountants, for any fees charged by the rating agencies for the rating of the Class A1 Notes, for any travel expenses of any of the Members Equity
     Parties' officers and employees and any other expenses of any of Members
     Equity Party in connection with attending or hosting meetings with prospective purchasers of the Class A1 Notes and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

     (m) The Manager will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and initial sale of the Class A1 Notes and on the execution and delivery of this Agreement. All payments to be made by the Members Equity Parties hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Members Equity Parties are compelled by law to deduct or withhold such taxes, duties or charges.
     In that event, the applicable Members Equity Party shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

     (n) For a period from the date of this Agreement to the Closing Date, neither the Manager nor Members Equity will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the
     Commission a registration statement under the Securities Act relating to asset-backed securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent

                                       12

     of the Representative (which consent will not be unreasonably withheld) for a period beginning at the date of this Agreement and ending at the later of the Closing Date or the lifting of trading restrictions by the
     Representative.

II.  The Issuer Trustee covenants and agrees with the several Underwriters as follows:

     (a) The Issuer Trustee will use the net proceeds received by the Issuer
     Trustee from the sale of the Class A1 Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds".

     (b) The Issuer Trustee will pay any stamp duty or other issue, transaction, value added goods and services or similar tax, fee or duty (including court fees) in relation to the execution of, or any transaction carried out pursuant to, the Basic Documents or in connection with the issue and distribution of the Class A1 Notes or the enforcement or delivery of this
     Agreement.

     (c) The Issuer Trustee will use all reasonable efforts to procure satisfaction on or before the Closing Date of the conditions referred to in
     Section 6 below and, in particular the Issuer Trustee shall execute those of the Basic Documents required to be executed by the Issuer Trustee not executed on the date hereof on or before the Closing Date.

     (d) The Issuer Trustee will ensure that the Security Trustee will procure or cause to be procured that the charges created by or contained in the
     Security Trust Deed are registered within all applicable time limits in all appropriate registers in Australia.

     (e) The Issuer Trustee will perform all its obligations under, and subject to, each of the Basic Documents to which it is a party which are required to be performed prior to or simultaneously with closing on the Closing
     Date.

     (f) The Issuer Trustee will not take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A1 Notes not being assigned the ratings referred to in Section 6(o) below.

     (g) The Issuer Trustee will not prior to or on the Closing Date amend the terms of any Basic Document to which it is a party (except if such amendment does not affect the Fund) nor execute any of the Basic Documents to which it is a party other than in the agreed form without the consent of the Representative.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Class A1 Notes on the Closing
Date will be subject to the accuracy of the representations and warranties on the part of the Members Equity Parties and the Issuer Trustee herein, to the accuracy of the statements of officers of the Members Equity Parties and the
Issuer Trustee made pursuant to the provisions hereof, to the performance of the
Members Equity Parties and the Issuer Trustee of their obligations hereunder and to the following additional conditions precedent:

                                       13

     (a) The Registration Statement shall have become effective, or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective, not later than
     5:00 P.M., New York City time, on the date hereof or on such later date to which you have consented; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission. The Prospectus, including all price-related information previously omitted from the prospectus which formed a part of the Registration Statement at the time it became effective, in accordance with Rule 430A, shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5.I.(a) hereof; and prior to the Closing Date the
     Manager shall have provided evidence satisfactory to the Representative of such timely filing, and all requests for additional information shall have been complied with to the satisfaction of the Representative.

     (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of any of the Members Equity Parties, the Issuer Trustee or any Swap Party and their respective subsidiaries, in each case, taken as one enterprise, which, in the judgment of a majority in interest of the Underwriters including the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Class A1 Notes;
     (ii) any downgrading in the rating of any debt securities of any of the
     Manager, Members Equity, the Issuer Trustee or any Swap Party by any
     "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of the Class A1 Notes or any debt securities of any of the
     Manager, Members Equity or the Issuer Trustee (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in United States,
     Australian or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters, including the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Class A1 Notes, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York
     Stock Exchange, the London Stock Exchange, the Irish Stock Exchange or any
     other exchange on which the Class A1 Notes are listed, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of any of the Manager, Members Equity, the Issuer Trustee
     or any Swap Party on any exchange or in the over-the-counter market; (v)
     any banking moratorium declared by U.S. Federal, New York, London, England or Australia authorities; or (vi) any outbreak or escalation of major hostilities or act of terrorism involving the United States, the United
     Kingdom or Australia, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including the
     Representative, the effect of any such outbreak, escalation, act, declaration, calamity

                                       14

     or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Class A1 Notes.

     (c) The Representative shall have received a certificate, dated the Closing
     Date, of the managing director, director or any chief general manager of each Members Equity Party and (as to paragraphs (i) and (ii) below only) of an authorized officer of the Issuer Trustee in which such officers, to the best of their knowledge after reasonable investigation, shall state that:
     (i) the representations and warranties of such entity in this Agreement are true and correct; (ii) such entity has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; (iii) in the case of the Manager, no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and (iv) subsequent to the date of the most recent financial statements supplied by the Members Equity Parties to the
     Underwriters or the Representative on behalf of the Underwriters, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of such entity and its subsidiaries taken as a whole except as set forth in or contemplated by the
     Prospectus or as described in such certificate.

     (d) Freehills, Australian counsel for Members Equity and the Manager, shall have furnished to the Representative and addressed to the Underwriters their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, a copy of which opinion is attached hereto as
     Exhibit A.

     (e) Greenwood & Freehills Pty Limited, Australian tax counsel for Members
     Equity and the Manager, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, a copy of which opinion is attached hereto as Exhibit B.

     (f) The Representative shall have received two letters, one dated the date hereof and one dated the Closing Date, each substantially in the form attached hereto as Exhibit H, of Ernst & Young confirming that they are independent public accountants within the standards established by the
     American Institute of Certified Public Accountants and the meaning of the
     Securities Act and the applicable published rules and regulations thereunder (the "RULES AND REGULATIONS") and stating to the effect that they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the
     Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Members Equity Parties and their subsidiaries subject to the internal controls of such parties' accounting system or are derived directly from such records by analysis or computation or from the collateral tape containing the description of the Housing
     Loans) with the results obtained from inquiries, a reading of such general accounting records and collateral tape and other procedures

                                       15

     specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     (g) Mayer, Brown, Rowe & Maw LLP, United States counsel for the Members
     Equity Parties and the Issuer Trustee, shall have furnished to the
     Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, a copy of which is attached as Exhibit C hereto, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

     (h) Mayer, Brown, Rowe & Maw LLP, United States federal income tax counsel for the Members Equity Parties and the Issuer Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative and confirming that, as of the date of such opinion, the statements contained in the Prospectus under the caption "United States Federal Income Tax Matters", to the extent that they constitute matters of law or legal conclusions relating to the federal laws of the United States, have been reviewed by such counsel and are correct in all material respects with regard to those consequences or matters that are discussed therein.

     (i) Henry Davis York, counsel for the Issuer Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, a copy of which opinion is attached hereto as Exhibit D.

     (j) Mallesons Stephen Jaques, counsel for the Note Trustee, shall have furnished to the Representative their written opinion, dated the Closing
     Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, a copy of which is attached hereto as Exhibit E.

     (k) Counsel to the U.S.$ Swap Provider shall have furnished to the
     Representative and the Members Equity Parties its written opinion in form and substance satisfactory to the Representative, a copy of which opinion will be attached hereto as Exhibit F.

     (l) Counsel to Societe Generale Australia Branch (the "EURO CURRENCY SWAP
     PROVIDER") shall have furnished to the Representative and the Members
     Equity Parties its written opinion in form and substance satisfactory to the Representative, a copy of which opinion will be attached hereto as
     Exhibit G.

     (m) McKee Nelson LLP, special United States counsel to the Representative and the Underwriters, shall have furnished to the Representative their written opinion, dated the Closing Date, with respect to the Registration
     Statement, the Prospectus and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

                                       16

     (n) The Representative shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described herein which is not otherwise described in this Agreement allowing the Representative to rely on such opinion as if it were addressed to the Representative.

     (o) At the Closing Date, the Class A1 Notes shall have been rated "AAA" by
     Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies,
     Inc. ("STANDARD AND POOR'S"), "Aaa" by Moody's Investors Service, Inc.
     ("MOODY'S") and "AAA" by Fitch Ratings Group ("FITCH" and together with
     Standard and Poor's and Moody's, the "RATING AGENCIES") as evidenced by letters from the Rating Agencies.

     (p) The execution and delivery by all parties thereto of the Basic
     Documents on or prior to the Closing Date.

     (q) The Class A2 Notes will have been validly issued by the Issuer Trustee upon the directions of the Manager on or prior to the Closing Date and are outstanding without any default thereon.

     (r) Prior to the Closing Date, the Manager shall have submitted an application to list the Class A2 Notes on the Official List of the Irish
     Stock Exchange Limited and such application has not been rejected.

     (s) The Class B Notes will have been validly issued by the Issuer Trustee upon the directions of the Manager on or prior to the Closing Date and are outstanding without any default thereon.

     (t) The Underwriters have purchased the Class A2 Notes pursuant to the
     Subscription Agreement, dated [ ], 2005, among the Issuer Trustee, the
     Manager and Members Equity and the Underwriters.

     (u) The U.S.$ Swap Provider, the Euro Currency Swap Provider, Members
     Equity, the Manager and the Representative shall have entered into an indemnity agreement, in a form reasonably satisfactory to the
     Representative, on or prior to the Closing Date.

     (v) On or prior to the Closing Date the Members Equity Parties and the
     Issuer Trustee shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably request.

7. Indemnification and Contribution.

(a) Each of the Members Equity Parties, jointly and severally, agrees to indemnify and hold harmless each Underwriter and the Issuer Trustee, its partners, directors and officers and each person, if any, who controls such
Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Issuer Trustee may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or arise out of or are

                                       17

based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such
Underwriter or the Issuer Trustee in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred;
provided, however, that neither of the Members Equity Parties will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to either of the Members
Equity Parties by: (i) any Underwriter, through the Representative, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below, or (ii) the U.S.$ Swap Provider and Euro Currency Swap
Provider, for inclusion in the Prospectus under the heading "Description of the
Class A1 Notes--The Currency Swap--The Currency Swap Provider"; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any
Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Class A1 Notes concerned, to the extent that a prospectus relating to such Class A1 Notes was required to be delivered by such
Underwriter under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Class A1 Notes to such person, a copy of the
Prospectus if the Manager had previously furnished copies thereof to such
Underwriter at least two Business Days prior to the required time of delivery of the related trade confirmations to potential investors.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless
Members Equity, the Issuer Trustee and the Manager, their respective partners, their respective directors and their respective officers and each person, if any, who controls such company within the meaning of Section 15 of the
Securities Act or section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such company may become subject, under the
Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i)
any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated
therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Manager by such

                                       18

Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by Members Equity, the
Issuer Trustee or the Manager in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any
Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the concession and discount percentages appearing in the third paragraph under the caption "Plan of Distribution -
Underwriting" and (ii) the information contained in the sixth and eighth paragraphs under the caption "Plan of Distribution - Underwriting"; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Manager's failure to perform its obligations under Section 5.I.(b) of this Agreement.

(c) Promptly after receipt by an indemnified party under this subsection (c) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b)
above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Members Equity
Parties and the Issuer Trustee on the one hand and the Underwriters on the other from the offering of the Class A1 Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i)
above but also the relative fault of the Members Equity Parties and the Issuer
Trustee on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Members Equity Parties and the Issuer Trustee on the
one hand and the Underwriters on the other shall be deemed to be in the same proportion

                                       19

as the total net proceeds from the offering (before deducting expenses) received by the Members Equity Parties and the Issuer Trustee to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Members Equity Parties and the Issuer Trustee or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). In addition, nothing in this Section 7 shall require either of the Members Equity Parties or any Underwriter to contribute to the amount paid or payable by any Members Equity Party or any Underwriter, as applicable, from any losses, claims, damages or liabilities arising out of or based on information contained in or omitted from the information set forth in the
Prospectus under the heading "Description of the Class A1 Notes--The Currency
Swap--The Currency Swap Provider". Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class A1 Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Members Equity Parties and the Issuer Trustee under this Section shall be in addition to any liability which the Members Equity
Parties and the Issuer Trustee may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the
Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Members Equity Parties or the Issuer
Trustee, to each officer of the Members Equity Parties or the Issuer Trustee who
has signed the Registration Statement and to each person, if any, who controls the Members Equity Parties within the meaning of the Securities Act.

(f) To the extent that any payment of damages by Members Equity or the Manager pursuant to subsection 7(a) above is determined to be a payment of damages pursuant to paragraph 15 of Guidance Note AGN 120.3- "Purchase and Supply of
Assets (including Securities issued by SPVs)", being a Guidance Note to
Prudential Standard APS 120- "Funds Management and Securitisation" or any
successor thereto such payment shall be subject to the terms therein (or the terms of any equivalent provision in any replacement of Prudential Standard APS
120-).

(g) The remedies provided in this Section 7, are not exclusive and shall not limit any rights or remedies which may otherwise by available to any indemnified party at law or in equity.

                                       20

8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Class A1 Notes hereunder on the Closing Date and the aggregate principal amount of Class A1 Notes that such defaulting Underwriter or
Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Class A1 Notes that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Manager for the purchase of such Class A1 Notes by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Class A1 Notes that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Class A1 Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Class A1
Notes that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Manager for the purchase of such Class A1 Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Manager, except as provided in Section 9. As used in this Agreement, the term "UNDERWRITER" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting
Underwriter from liability for its default.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the
Members Equity Parties, the Issuer Trustee or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Members
Equity Parties, the Issuer Trustee or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Class A1 Notes. If this Agreement is terminated pursuant to
Section 8 or if for any reason the purchase of the Class A1 Notes by the
Underwriters is not consummated, each of the Members Equity Parties, jointly and severally, shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Members Equity
Parties, the Issuer Trustee and the Underwriters pursuant to Section 7 shall remain in effect, and if any Class A1 Notes have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Class A1 Notes by the
Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v) or (vi) of Section 6(b), the Members
Equity Parties, jointly and severally, will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Class A1 Notes.

10. Selling Restrictions.

     (a) No offering circular, prospectus or other disclosure document in relation to any Class A1 Notes has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Each
Underwriter severally (but not jointly) represents and agrees that it:

                                       21

          (1)  has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold, the Class A1 Notes;

          (2)  will not, directly or indirectly, offer for issue or sale or invite applications for the issue of or for offers to purchase nor will it sell the Class A1 Notes; and

          (3)  has not distributed and will not distribute any draft, preliminary or definitive offering circular, or any advertisement or other offering material,

in the Commonwealth of Australia, its territories or possessions ("AUSTRALIA"):

          (1)  unless the amount payable for the Class A1 Notes on acceptance of the offer by each offeree or invitee is a minimum amount of
               A$500,000 (or its equivalent in another currency) (disregarding amounts, if any, lent by ME Portfolio Management Limited or any other person offering the Class A1 Notes or any associate of it, which will also include for this purpose the Issuer Trustee) or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the
               Corporations Act 2001 (Cth) and the Corporations Regulations made under the Corporations Act 2001 (Cth);

          (2)  unless the offer, invitation or distribution complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and
               Investments Commission; and

          (3)  if its employees involved in the offer, sale or distribution, as the case may be, are actually aware at the time of such offer, sale or distribution that the Class A1 Notes will subsequently be acquired by an associate of ME Portfolio Management Limited
               (which shall also include for this purpose the Issuer Trustee and associates of the Issuer Trustee) within the meaning of section
               128F of the Income Tax Assessment Act (other than in the capacity of a dealer, manager or underwriter in relation to a placement of the Class A1 Notes) as identified on a list provided by ME
               Portfolio Management Limited and attached hereto as Appendix I, which may be amended, from time to time, by written notice to the
               Representative and the Underwriters (the "List").

     (b) Each Underwriter severally (but not jointly) represents and agrees that, in connection with the primary distribution of the Class A1 Notes, it will not sell any Class A1 Notes to any person if, at the time of such sale, the employees of the Underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect that, as a result of such sale, such Class A1
Notes or any interest in such Class A1 Notes were being, or would later be acquired (directly or

                                       22

indirectly) by an associate of the Issuer Trustee or ME Portfolio Management
Limited for the purposes of section 128F of the Income Tax Assessment Act.

     (c) Each Underwriter severally (but not jointly) represents and agrees that it must offer the Class A1 Notes for which it subscribes for sale within 30 days of the issuance of those Class A1 Notes. Such offer must only be by one of the following means (or a combination thereof):

          (1)  as a result of negotiations being initiated publicly by the
               Underwriter in electronic form or in another form that is used by financial markets for dealing in instruments similar to the Class
               A1 Notes specifying in such offer the name of the issuer and the price at which the Class A1 Notes are offered for sale; or

          (2)  by the Underwriter offering those Class A1 Notes for sale to at least 10 persons, each of whom must be: (i) carrying on a
               business of providing finance, or investing or dealing in
               securities, in the course of operating in financial markets; and
               (ii) neither known nor suspected to be an associate of any of the others (within the meaning of section 128F(9) of the Income Tax
               Assessment Act), as identified on the List; or

          (3)  to at least 100 persons who it would be reasonable to regard as either having acquired instruments similar to the Class A1 Notes in the past or as likely to be interested in acquiring Class A1
               Notes.

     (d) If requested in writing, each Underwriter will provide the Issuer
Trustee (within five Business Days of the offer of such Class A1 Notes by it) a written statement which sets out the details of the relevant offer.

     (e) Each Underwriter (severally, not jointly) agrees to co-operate with reasonable requests from the Issuer Trustee for information for the purposes of assisting the Issuer Trustee to demonstrate that the public offer test under section 128F of the Tax Act has been satisfied, provided that no Underwriter shall be obliged to disclose the identity of the purchaser of any Note or any information from which such identity might/would be capable of being ascertained, or any information the disclosure of which would be contrary to or prohibited by any relevant law, regulation or directive.

     (f) Each Underwriter (severally and not jointly) represents and agrees that:

          (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity within the meaning of
          Section 21 of the Financial Services and Markets Act 2000, as amended
          (the "FSMA") received by it in connection with the issue or sale of any Class A1 Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer Trustee; and

          (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Class
          A1 Notes in, from or otherwise involving the United Kingdom.

                                       23

     (g) Each Underwriter (severally and not jointly) agrees that such
Underwriter will not distribute or circulate, whether directly or indirectly, the Prospectus in Singapore other than to:

          (1) persons in Singapore under circumstances in which any offer or invitation to subscribe for or purchase, or sale of, Class A1 Notes does not constitute an offer, a subsequent offer, invitation or sale to the public in Singapore; or

          (2) the public (including any person selected by reference to him being a member of the public, or any section of the public whether by selection as customers or in any other manner) or any person in
          Singapore pursuant to, and in accordance with the conditions of, an exemption within the ambit of Subdivision (4) of Division 1 to Part
          XIII of the Securities and Futures Act (Chapter 289) of Singapore to
          whom any Class A1 Notes may be offered or sold under such exemption.

     (h) Each Underwriter (severally and not jointly) represents and agrees that:

          (1) it has not offered or sold and will not offer or sell any Notes in
          Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap.
          571) of Hong Kong (the "SFO") and any rules made under the SFO; or (b)
          in other circumstances which do not result in the document being a
          "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong
          Kong (the "CO") or which do not constitute an offer to the public within the meaning of the CO; and

          (2) no person may issue, distribute or circulate, any advertisement, invitation or document relating to Class A1 Notes, whether in Hong
          Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Class A1 Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under the SFO.

     (i) Each Underwriter (severally and not jointly) represents and agrees that:

          (1) it has not offered or sold and will not offer or sell any Class A1
          Notes in the Republic of Ireland, except in conformity with the provisions of the Prospectus (Directive 2003/71/EC) Regulations 2005
          (the Prospectus Regulations) and the provisions of the Irish Companies
          Acts 1963-2005;

          (2) it has not and will not offer or sell any Class A1 Notes other than in compliance with the provisions of the Irish Market Abuse
          (Directive 2003/6/EU) Regulations 2005; and

          (3) it will not underwrite the issuance of or place the Class A1 Notes otherwise than in conformity with the provisions of the Irish
          Investment Intermediaries Act, 1995 (as amended), including, without limitation, Sections 9,

                                       24

          23 (including any advertising restrictions made thereunder) and
          Section 37 (including any codes of conduct issued thereunder) the provisions of the Irish Investor Compensation Act, 1998, including, without limitation, Section 21.

     (j) Each Underwriter (severally and not jointly) acknowledges that the
Class A1 Notes may not be offered, sold or distributed in the Kingdom of Spain save in accordance with the requirements of the Spanish Securities Market Law of
July 28, 1988 (Ley 24/1988, de 28 de julio, del Mercado de Valores) as amended and restated, and Royal Decree 291/1992 on Issues and Public Offerings for the
Sale of Securities (Real Decreto 291/1992, de 27 de marzo, sobre Emisiones y
Ofertas Publicas de Venta de Valores) as amended and restated and the decrees and regulations made thereunder.

     (k) Each Underwriter (severally and not jointly) agrees that the Class A1
Notes are not to be offered or sold in the Republic of Italy.

     (l) Each Underwriter (severally and not jointly) acknowledges that no representation is made by the Issuer Trustee or any Members Equity Party that any action has been or will be taken in any jurisdiction outside the United
States by the Issuer Trustee or any Underwriter that would permit a public offering of the Class A1 Notes, or possession or distribution of the Prospectus or any other offering material, in any country or jurisdiction where action for that purpose is required. Each Underwriter (severally and not jointly) will comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Class A1 Notes or has in its possession or distributes the Prospectus or any other offering material, in all cases at its own expense.

     (m) Each Underwriter (severally and not jointly) agrees that it will not re-transfer, directly or indirectly, the Class A1 notes to the public in France, other than in compliance with articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 of the French Monetary Code (Code Monetaire et Financier).

     (n) Each Underwriter (severally and not jointly) agrees that the Class A1 notes may not be publicly offered for sale, sold or marketed in Belgium by means of a public offer under Belgian law. The offering of the Class A1 notes to the public in Belgium within the meaning of the Belgian Act of 22 April 2003 and the
Royal Decree of 7 July 1999 has not been authorized. Accordingly, the Class A1 notes may not be offered or sold or marketed to persons in Belgium other than in circumstances which do not constitute an offer of the Class A1 notes to the public in Belgium.

11. Certain Matters Relating to the Issuer Trustee.

     (a) The Issuer Trustee enters into this Agreement and issues the Class A1
     Notes only in its capacity as trustee of the Fund and in no other capacity.
     A liability incurred by the Issuer Trustee acting in its capacity as Issuer
     Trustee of the Fund arising under or in connection with this Agreement, the
     Class A1 Notes or the Fund is limited to and can be enforced against the
     Issuer Trustee only to the extent to which it can be satisfied out of assets and property of the Fund out of which the Issuer Trustee is actually indemnified

                                       25

     for such liability. This limitation of the Issuer Trustee's liability applies despite any other provisions of this Agreement (other than Section
     11(c)) and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or Transaction related to this Agreement, the Class A1 Notes or the Fund.

     (b) Each Underwriter and each of the Members Equity Parties may not sue the
     Issuer Trustee in respect of liabilities incurred by the Issuer Trustee, acting in its capacity as Issuer Trustee of the Fund, in any capacity other than as trustee of the Fund including seeking the appointment of a receiver
     (except in relation to the assets of the Fund), or a liquidator, an administrator or any other similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer
     Trustee (except in relation to the assets of the Fund).

     (c) The provisions of this Section 11 shall not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under a Transaction Document (as defined in the Master Trust Deed)
     or by operation of law there is a reduction in the extent of the Issuer
     Trustee's indemnification or exoneration out of the assets of the Fund as a result of the Issuer Trustee's fraud, negligence or willful default (as defined in the Security Trust Deed).

     (d) It is acknowledged that the Manager, the Mortgage Manager, the Security
     Trustee, the U.S.$ Swap Provider, the Euro Currency Swap Provider, the
     Liquidity Facility Provider, the Payment Funding Facility Provider, the
     Redraw Funding Facility Provider, the Top-Up Funding Facility Provider, the
     Fixed-Floating Rate Swap Providers, the Note Trustee, the Principal Paying
     Agent, the Class A Note Registrar and the Calculation Agent (each, a
     "RELEVANT PARTY") are responsible under the Transaction Documents (as defined in the Master Trust Deed) for performing a variety of obligations relating to the Fund. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations (including a breach of representation or warranty) under the Transaction Documents) will be considered fraud, negligence or willful default (as defined in the Security
     Trust Deed) of the Issuer Trustee for the purpose of this Agreement to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party (other than any person for whom the Issuer
     Trustee is responsible or liable for in accordance with any Transaction
     Document (as defined in the Master Trust Deed)) to fulfill its obligations relating to the Fund or by any other act or omission of a Relevant Party or by any other such person.

     (e) No attorney, agent, receiver or receiver and manager appointed in accordance with this Agreement has authority to act on behalf of the Issuer
     Trustee in a way which exposes the Issuer Trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or willful default (as defined in the Security Trust Deed) of the Issuer Trustee for the purpose of subsection (c) of this Section 11.

     (f) The Issuer Trustee is not obligated to do or refrain from doing anything under this Agreement (including incurring any liability) unless the Issuer Trustee's liability is limited in the same manner as set out in subsections (a) and (c) of this Section 11.

                                       26

12. Consent to Jurisdiction; Appointment of Agent to Accept Service of Process.

     Each of the Members Equity Parties and the Issuer Trustee hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of
Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the
Members Equity Parties and the Issuer Trustee irrevocably appoints CT
Corporation, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its
authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to it by the person serving the same to the address provided in Section 17, shall be deemed in every respect effective service of process upon it in any such suit or proceeding.
Each of the Members Equity Parties and the Issuer Trustee further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for so long as the Class A1
Notes remain outstanding.

13. Satisfaction of Obligations in United States Dollars.

     The obligation of any of the Members Equity Parties or the Issuer Trustee
in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such
Underwriter may in accordance with normal banking procedures purchase United
States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the Members Equity Parties and the Issuer Trustee agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

14. Foreign Taxes. All payments to be made by the Issuer Trustee and any Members
Equity Party hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Issuer Trustee or such Members Equity Party, as applicable, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer Trustee or such Members Equity Party, as applicable, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

15. Waiver of Immunities. To the extent that any of the Issuer Trustee and
Members Equity Parties or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection this Agreement, the Issuer Trustee and the Members Equity
Parties, as

                                       27

applicable, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

16. Judgment Currency. If any judgment or order in any legal proceeding against any of the Issuer Trustee and the Members Equity Parties is given or made for any amount due hereunder and such judgment or order is expressed and paid in a currency (the "JUDGMENT CURRENCY") other than United States dollars and there is any variation as between (i) the rate of exchange (the "JUDGMENT RATE") at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange (the "MARKET
RATE") at which the person to whom such amounts is paid (the "PAYEE") is able to purchase United States dollars with the amount of the Judgment Currency actually received by the holder, then the difference, expressed in United States dollars, between such amount calculated at the Judgment Rate and such amount calculated at the Market Rate shall be indemnified (a) if negative by the Issuer Trustee and the Members Equity Parties, as applicable, to the Payee and (b) if positive by the Payee to the Issuer Trustee and the Members Equity Parties, as
applicable. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer Trustee, the Manager and Members Equity or the Payee,
as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "RATE OR EXCHANGE" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

17. Notices. All communications hereunder will be in writing and, if sent to the
Underwriters, will be mailed, delivered or telegraphed and confirmed to the
Representative at 60 Wall Street, New York, New York 10005, Attention: [Legal];
if sent to the Manager will be mailed, delivered or telegraphed and confirmed to the Manager at 360 Collins Street, Level 23, Melbourne, Victoria 3000, Australia
(Facsimile No. 612-9605 6200), Attention: Manager Capital Markets; if sent to the Issuer Trustee, mailed, delivered or telegraphed and confirmed to the Issuer
Trustee at Level 7, 9 Castlereagh Street, Sydney, New South Wales 2000,
Australia (Facsimile No. 612-9221 7870), Attention: Manager Securitsation; and
if sent to Members Equity, mailed, delivered or telegraphed and confirmed to
Members Equity at 360 Collins Street, Level 23, Melbourne, Victoria 3000,
Australia (Facsimile No. 613-9605 6200), Attention: Paul Garvey; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

18. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

19. Representation of Underwriters. The Representative will act for the several
Underwriters in connection with this financing, and any action under this
Agreement taken by the Representative will be binding upon all the Underwriters.

20. Absence of Fiduciary Relationship. Each of the Manager and the Issuer
Trustee acknowledges and agrees that each Underwriter in providing investment banking services to the Manager and Issuer Trustee in connection with the issuance of the Class A1 Notes, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Manager and the Issuer Trustee do not intend such

                                       28

Underwriters to act in any capacity other than as independent contractors, including as a fiduciary or in any other position of higher trust.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

22. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES
OF CONFLICTS OF LAWS.

                                       29

     If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to the undersigned the enclosed counterpart hereof, whereupon this Agreement will become a binding agreement by and among the parties listed below and the Underwriters in accordance with its terms.

                                                 Very truly yours,

                                                 ME PORTFOLIO MANAGEMENT LIMITED

                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                                 PERPETUAL TRUSTEES AUSTRALIA
                                                   LIMITED

                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                                 MEMBERS EQUITY BANK PTY LIMITED

                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
day first above written:

DEUTSCHE BANK SECURITIES INC.

By:
    ----------------------------------
    Name:
    Title:

    Acting on behalf of itself
    and as the Representative
    of the several Underwriters

                                   SCHEDULE I

                                         PRINCIPAL AMOUNT OF CLASS A1
              UNDERWRITER                    NOTES TO BE PURCHASED
              -----------                    ---------------------

Deutsche Bank Securities Inc.                    $[          ]
SG Americas Securities, LLC                      $[          ]
Credit Suisse First Boston LLC                   $[          ]
Citigroup Global Markets Inc.                    $[          ]
    Total...........................             $[          ]

                                   SCHEDULE A

                             SMHL GLOBAL FUND NO. 8

   Form of Certificates pursuant to Section 6(c) of the Underwriting Agreement

                  [OFFICER'S CERTIFICATE OF THE ISSUER TRUSTEE]

Date: ____________, 2005

Deutsche Bank Securities Inc.
As Representative of the Underwriters
60 Wall Street
New York, NY 10005

I, ________________, in my capacity as a __________________ of Perpetual
Trustees Australia Limited ("PTAL"), hereby certify that, to the best of my knowledge after reasonable investigation:

     (i)  the representations and warranties of PTAL, in its capacity as trustee of the SMHL Global Fund No. 8 (in such capacity, the "Issuer
          Trustee"), in the Underwriting Agreement dated September [ ], 2005
          (the "Underwriting Agreement"), among Deutsche Bank Securities Inc., as representative ("Representative") of the several Underwriters listed in Schedule I to that agreement (the "Underwriters"), ME
          Portfolio Management Limited, the Issuer Trustee and Members Equity
          Bank Pty Limited, are true and correct; and

     (ii) the Issuer Trustee has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the
          Underwriting Agreement.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

                     [OFFICER'S CERTIFICATE OF THE MANAGER]

Date: ____________, 2005

Deutsche Bank Securities Inc.
As Representative of the Underwriters
60 Wall Street
New York, NY 10005

I, ________________, in my capacity as a __________________ of ME Portfolio
Management Limited (the "Manager"), hereby certify that, to the best of my knowledge after reasonable investigation:

     (i)    the representations and warranties of the Manager in the
            Underwriting Agreement dated September [ ], 2005 (the "Underwriting
            Agreement"), among Deutsche Bank Securities Inc., as representative
            ("Representative") of the several Underwriters listed in Schedule I to that agreement (the "Underwriters"), the Manager, Perpetual
            Trustees Australia Limited, in its capacity as trustee of the SMHL
            Global Fund No. 8, and Members Equity Bank Pty Limited, are true and correct;

     (ii)   the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the
            Underwriting Agreement;

     (iii)  no stop order suspending the effectiveness of any Registration
            Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and

     (iv)   subsequent to the date of the most recent financial statements supplied by the Members Equity Parties to the Underwriters or the
            Representative on behalf of the Underwriters, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Manager and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:

                    [OFFICER'S CERTIFICATE OF MEMBERS EQUITY]

Date: ____________, 2005

Deutsche Bank Securities Inc.
As Representative of the Underwriters
60 Wall Street
New York, NY 10005

I, ________________, in my capacity as a __________________ of Members Equity
Bank Pty Limited ("Members Equity"), hereby certify that, to the best of my knowledge after reasonable investigation:

     (i)    the representations and warranties of Members Equity in the
            Underwriting Agreement dated September[ ], 2005 (the "Underwriting
            Agreement"), among Deutsche Bank Securities Inc., as representative
            ("Representative") of the several Underwriters listed in Schedule I to that agreement (the "Underwriters"), ME Portfolio Management
            Limited, Perpetual Trustees Australia Limited, in its capacity as trustee of the SMHL Global Fund No. 8, and Members Equity, are true and correct;

     (ii)   Members Equity has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the
            Underwriting Agreement; and

     (iii)  subsequent to the date of the most recent financial statements supplied by the Members Equity Parties to the Underwriters or the
            Representative on behalf of the Underwriters, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Manager and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus.

     Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:

                                    Exhibit A
                                    ---------

                              Opinion of Freehills

                                [TO BE ATTACHED]

                                    Exhibit B
                                    ---------

                  Opinion of Greenwoods & Freehills Pty Limited

                                [TO BE ATTACHED]

                                    Exhibit C
                                    ---------

                     Opinion of Mayer, Brown, Rowe & Maw LLP

                                [TO BE ATTACHED]

                                    Exhibit D
                                    ---------

                           Opinion of Henry Davis York

                                [TO BE ATTACHED]

                                    Exhibit E
                                    ---------

                       Opinion of Mallesons Stephen Jaques

                                [TO BE ATTACHED]

                                    Exhibit F
                                    ---------

                              Opinion of Counsel to
                             the U.S.$ Swap Provider

                                [TO BE ATTACHED]

                                    Exhibit G
                                    ---------

                              Opinion of Counsel to
                         the Euro Currency Swap Provider

                                [TO BE ATTACHED]

                                    Exhibit H
                                    ---------

                   Ernst & Young Agreed Upon Procedures Letter

                                [TO BE ATTACHED]

                                   APPENDIX I
                                   ----------

A.   LIST OF ASSOCIATES OF THE MEMBERS EQUITY PARTIES

Members Equity Bank Pty Limited
ME Portfolio Management Limited
Accountants Superannuation Fund
Cogent Nominees Pty Limited
ACF Australian Government Employees Superannuation Trust
Amcor Superannuation Fund Pty Ltd
Australian Meat Industry Superannuation Trust
Australian Preservation Fund Pty Ltd
Australian Primary Superannuation Fund
Australian Retirement Fund
Asset Limited
Allied Union Superannuation Trust (Qld)
Austsafe Pty Ltd
AXA Australia Staff Superannuation Plan
City Super Pty Ltd
Bus Industry Superannuation Scheme
Bosch Benefits Plan
BUSS (Queensland) Pty Limited Pooled Superannaution Trust
Construction and Building Union Superannuation Fund
CARE Superannuation Plan Pty Ltd
Catholic Church Staff Superannuation Fund (SA)
Williams Superannuation Plan
Coal Industry Superannuation Fund
Clemenger Superannuation Plan
Clough Superannuation Pty Ltd
Club Plus Superannuation Pty Ltd
Club Super
Concept One Superannuation Plan
Superannuation Plan for Electrical Contractors (QLD)
City of Perth Superannuation Fund
Catholic Superannuation Fund
CSL Superannuation Plan Pty Ltd
Catholic Superannuation and Retirement Fund
Catholic Schools Superannuation Fund (WA)
Commonwealth Superannuation Scheme (CSS)
Public Sector Superannuation Scheme (PSS)
CUE Superannuation Plan Pty Limited
Equip Super
Finsuper Ltd
Furniture Industry Retirement and Superannuation Trust
Food Industry Superannuation Trust
WA Government Employees Superannuation Board
Glaxo Wellcome Superannuation Fund
Health Employees Superannuation Trust Australia

Host Plus Superannuation Fund
IFS Fairley Management Services Pty. Ltd
Industry Funds Management Pty Ltd (Nominess 2) (formerly IFST Pty. Ltd)
Independent Schools Super Pty Ltd
Industry Administration Services Pty. Limited
Industry Fund Services Pty. Limited
Industry Funds Credit Control Pty. Ltd;
Industry Funds Financial Services Pty. Ltd
Industry Funds Investments
The Industry Superannuation Fund Pty Limited
Intrust Super
JUST Pty Ltd
National Nominees Limited ANF Vision Super Pty Ltd
National Nominees Limited ACF Legal Industry Superannuation Scheme
SA Local Government Superannuation Scheme
Labour Union Co-operative Retirement Fund
Managed ARF
Meat Industry Employees Superannuation Fund
Master Superannuation
Fund MTAA Superannuation Fund
New South Wales Electrical Superannuation Scheme
Non-Government Schools Superannuation Fund
NT Government and Public Authorities Employees Superannuation Scheme
Pulp & Paper Workers' Superannuation Fund
Printing Industry Superannuation Fund
QANTAS Super
Queensland Coal & Oil Shale Mining Industry Superannuation Ltd
Queensland Independent Education & Care Superannuation Trust
Quadrant Superannuation Scheme
REI Superannuation Fund
Recruitment Services Superannuation Fund
Stevedoring Employees Retirement Fund
Transport Investment Fund
Sisters of Mercy Staff Superannuation Pty Ltd
Seafarers Retirement Fund
Statewide Superannuation Trust
Superpartners Pty. Limited
Superannuation Plan for Electrical Contractors (QLD)
Superannuation Trust of Australia
Sunsuper
Tasplan Super
Telstra Superannuation Scheme
Timber Industry Superannuation Scheme
TWU Superannuation Fund
Uniting Church Superannuation Plan Pty Ltd
TESS Uni-Super
VicSuper Pty Ltd
WA Fire Brigade Superannuation Board
WA Local Government Superannuation Plan
Westscheme Pty Ltd

Western Power Superannuation Fund
Retirement Benefits Fund Board
Nationwide Superannuation Fund
AV Super Pty Ltd
Water Corporation Superannuation Plan

                  [Remainder of Page Intentionally Left Blank]

B-1. LIST OF ASSOCIATES OF THE ISSUER TRUSTEE

ASX Perpetual Registrars Limited
Australian Trustees Limited
Commonwealth Trustees Pty Limited
Investor Marketplace Limited
Perpetrust Nominees Pty Ltd
Perpetual Asset Management Ltd
Perpetual Assets Pty Ltd
Perpetual Australia Pty Limited
Perpetual Custodians Ltd
Perpetual Custodian Nominees Pty Limited
Perpetual Executors Nominees Ltd
Perpetual Fund Services Limited
Perpetual Investment Management Limited
Perpetual James Fielding Limited
Perpetual Nominees Limited
Perpetual Nominees (Canberra) Limited
Perpetual Legal Services Pty Ltd.
Perpetual Service Network Pty Limited
Perpetual Services Pty Ltd
Perpetual Superannuation Limited
Perpetual Trust Services Limited
Perpetual Trustee Company (Canberra) Limited
Perpetual Trustee Company Limited
Perpetual Trustees Consolidated Limited
Perpetual Trustees Nominees Limited
Perpetual Trustees Queensland Ltd
Perpetual Trustees S A Limited
Perpetual Trustees Victoria Limited
Perpetual Trustees W.A. Ltd
PT Limited
Queensland Trustees Pty Limited
Terrace Guardians Ltd
Wilson Dilworth Finance Pty Limited
Wilson Dilworth Limited
Wilson Dilworth Partnership Pty Limited

B-2. FORMER AXA COMPANIES (INCLUDED AS ASSOCIATES)

Perpetual Trustees Consolidated Limited
Perpetual Nominees (Canberra) Limited
Perpetual Custodian Nominees Pty Ltd

                  [Remainder of Page Intentionally Left Blank]

B-3. OFFSHORE COMPANY (INCLUDED AS ASSOCIATES)

P.I. Investment Management Limited (Incorporation No. 391261)